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                                                                   Exhibit 10.24

                      ACTION BY UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF MANAGERS OF
                              365BIZ.COM.GP, LLC

     The undersigned, being all of the members of 365biz.com.gp, LLC, a Delaware limited liability company (the "Company"), hereby adopt, by this written consent, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the members of Managers of the Company and direct that this written consent, upon execution by all of the members of the Company, which execution may be in counterparts, be filed with the minutes of the proceedings of the members of the Company:

          RESOLVED, that the members of the Company hereby adopt and approve amendments to the Partnership Agreement which read as follows:

               Schedule 2.6 to the Partnership Agreement is hereby amended by changing the Additional Cash Capital Contribution Commitments set forth in Column (3) thereof as follows: the additional commitment of Advanta Partners LP is hereby reduced from $1,000,000 to $144,223; the additional commitment of RMH Interactive Technologies, LLC is hereby reduced from $460,785 to $138,567; accordingly, the total additional commitments is hereby reduced from $1,460,785 to $282,790. The parties acknowledge and agree that as of September 26, 2000, Advanta Partners LP has contributed $64,494 and RMH Interactive Technologies, LLC has contributed $61,965 of their respective Additional Cash Capital Contribution Commitments. Accordingly, Advanta Partners LP and RMH Interactive Technologies, LLC have outstanding Additional Capital Contribution Commitments of $79,729 and $76,602, respectively.

               Schedule 3.1 to the Partnership Agreement is hereby amended by deleting the second paragraph thereof in its entirety. The parties acknowledge and agree that as of September 26, 2000, RMH Interactive Technologies, LLC has contributed an aggregate of $642,814 in trade credits, or $142,815 in excess of its aggregate obligations under
          Schedule 3.1.

               Section 3.2.2 of the Partnership Agreement is hereby deleted and replaced in its entirety as follows:

               "Notwithstanding any other provision of this Agreement to the contrary, the RMH Limited Partner may elect, at its sole discretion, to make additional capital contributions to the Partnership of
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               up to $642,815, in the form of additional trade credit
               beyond its commitments pursuant to Schedule 3.1, as evidenced by an unsecured note bearing interest at the rate of 15% per annum, payable annually in kind as evidenced by an increase in the principal payable under the note by the amount of the accrued interest. The principal and accrued interest on such note may be converted, at the election of the RMH Limited Partner, into Percentage Interests in the Partnership based upon a value for 100% of the Partnership Interests held by the Limited Partners at $2,243,574 before any such contributions. For example, if the RMH Limited Partner were to make an additional capital contribution of $100,000 at a time when the Percentage Interests of the Advanta Limited Partner, The RMH Limited Partner and the General Partner were 50.5%, 48.5% and 1% respectively, then following that contribution and conversion of the note, the Percentage Interests of the Advanta Limited Partner, the RMH Limited Partner and the General Partner would be 48.32%, 50.68%, and 1%, respectively"

          RESOLVED, that the members of the Company hereby recommend that the partners of the Partnership approve and adopt the foregoing amendments to the Partnership Agreement.

          RESOLVED, that the members of the Company hereby approve the requests of each of Advanta Partners LP and RMH Interactive Technologies, LLC that all remaining Additional Cash Capital Contribution Commitments be contributed to the Partnership promptly after the date hereof and that such funds shall be used solely for payment of the $156,331.22 of vendor accounts set forth in Schedule I attached hereto.

          RESOLVED, that the members of the Company hereby approve the capital contributions by the RMH Limited Partner of up to $642,815 in the form of additional trade credits in excess of the commitments of the RMH Limited Partner pursuant to Schedule 3.1 of the Partnership Agreement, evidenced by an unsecured note bearing interest at the rate of 15% per annum, payable annually in kind as evidenced by an increase in the principal payable under the note by the amount of the accrued interest, such note to be convertible at the election of the RMH Limited Partner into Partnership Interests as provided in the foregoing resolutions, and that this approval hereby satisfies all requirements of Section
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     5.2.20 of the Partnership Agreement in respect of such capital contributions; and the members of the Company hereby approve the treatment of the $142,815 in trade credits which have been advanced by the RMH Limited Partner as of September 26, 2000 in excess of the commitments of the RMH Limited Partner as a portion of the up to $642,815 in such additional trade credits, such $142,815 to be deemed to have been contributed to the Partnership as of August 1, 2000 and earning interest at the above rate as of such date.

          RESOLVED, that in its capacity as general partner of the Partnership, the Company hereby approves the foregoing amendments to the Partnership Agreement in the form set forth above and the other resolutions set forth above.

ADVANTA PARTNERS LP                     RMH INTERACTIVE TECHNOLOGIES, LLC

By: Advanta GP Corp.                    By: RMH Teleservices, Inc.

By: /s/ Gary H. Neems                   By: /s/ Noah Asher
    -----------------------------           -----------------------------
        Vice President

September 27, 2000